Exhibit 99.1

MAIN PASS BLOCK 296 / 311 (Portion Acquired by EPL)

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

December 31, 2010 and 2009

12 Greenway Plaza, 12th Floor
Houston, TX 77046
Phone	713-561-6500
Fax	713-968-7128
Web	www.uhy-us.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Energy Partners, Ltd.:

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties to be purchased by Energy Partners, Ltd. from Stone Energy Offshore, LLC for each of the fiscal twelve-month periods in the two-year period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Energy Partners, Ltd.’s Form 8-K and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties to be purchased by Energy Partners, Ltd. from Stone Energy Offshore, LLC for each of the fiscal twelve-month periods in the two-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States.

Houston, Texas

January 26, 2012

MAIN PASS BLOCK 296 / 311 (Portion Acquired by EPL)

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

	Year Ended December 31,
	2010	2009
Revenues	$13,489	$10,927
Direct operating expenses	3,135	3,727

Excess of revenues over direct operating expenses	$10,354	$7,200

See accompanying notes.

MAIN PASS BLOCK 296 / 311 (Portion Acquired by EPL)

NOTES TO STATEMENT OF

REVENUES AND DIRECT OPERATING EXPENSES

NOTE 1—BASIS OF PRESENTATION

On November 17, 2011 Energy Partners, Ltd., (“EPL”) acquired, from Stone Energy Offshore, L.L.C. (“Stone”), a subsidiary of Stone Energy Corporation, an asset package consisting of certain offshore oil and gas properties located in the Gulf of Mexico (the “Properties”) as defined in the Purchase and Sale Agreement dated as of October 28, 2011, between EPL and Stone for approximately $38.6 million, subject to customary closing adjustments, with an effective date of November 1, 2011. The accompanying statements of revenues and direct operating expenses (the “Statements”) relate to the operations of the oil and gas properties acquired by EPL.

The statements of revenues and direct operating expenses associated with the Properties were derived from Stone’s accounting records. During the periods presented, the Properties were not accounted for or operated as a consolidated entity or as a separate division by Stone. Revenues and direct operating expenses for the Properties included in the accompanying statements represent the net collective working and revenue interests to be acquired by EPL. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which were acquired and do not represent all of the oil and natural gas operations of Stone, other owners, or other third party working interest owners. Direct operating expenses include lease operating expenses, major maintenance costs and production taxes. Indirect general and administrative expenses, depreciation, depletion and amortization of oil and gas properties and federal and state income taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of such expenses would be arbitrary and would not be indicative of what such costs would have been had the Properties been operated as a stand alone entity. Stone accounted for the Properties under the full cost method of accounting for oil and gas activities. Accordingly, exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements, including statements of financial position, results of operations, owners’ equity and cash flows, prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Properties and are not practicable to prepare in these circumstances. Accordingly, the historical statements of revenues and direct operating expenses of the Properties are presented in lieu of the financial statements required under Rule 3-05 of the U.S. Securities and Exchange Commission (“SEC”) Regulation S-X. The statements of revenues and direct operating expenses presented are not indicative of the results of operations of the Properties on a go forward basis due to changes in the business and the omission of various operating expenses as described above.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition: Revenues in the Statements reflect the entitlement method of accounting for oil and natural gas revenue, recognizing as revenues only the net interest share of all production sold. Amounts attributable to the sale of production in excess of or less than the Properties net interest are excluded from revenues.

Use of Estimates: The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results may differ from those estimates.

NOTE 3—SUBSEQUENT EVENTS

Management of Stone has evaluated events subsequent to December 31, 2010 through the date of issuance of these statements of revenues and direct operating expenses on January 26, 2012.

NOTE 4—SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following are estimates of the net proved oil and natural gas reserves of the Properties located entirely within the United States of America. Reserve volumes and values were determined under definitions and guidelines of the SEC and, with the exception of the exclusion of future income taxes, conform to the Financial Accounting Standards Board Accounting Standards Codification Topic 932, Extractive Activities-Oil and Gas. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise that those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

Estimated quantities of proved domestic oil and gas reserves and changes in quantities of proved developed reserves in thousands of barrels (“MBbls”), millions of cubic feet (“MMcf”) for the Properties were as follows:

	Oil (MBbl)	Natural Gas (MMcf)
Proved reserves as of December 31, 2008	—	—
Production	(186)	(127)
Revisions of previous estimates	869	529

Proved reserves as of December 31, 2009	683	402
Production	(172)	(173)
Extensions, discoveries and other additions	43	298
Revisions of previous estimates	324	170

Proved reserves as of December 31, 2010	878	697

Estimated proved developed reserves:
December 31, 2008	—	—
December 31, 2009	683	402
December 31, 2010	878	697

Discounted Future Net Cash Flows

A summary of the discounted future net cash flows related to proved oil and natural gas reserves is shown below. Future net cash flows calculated at December 31, 2010 and 2009 are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month prior period. Future net cash flows calculated at December 31, 2008 were computed using year-end commodity prices that relate to the Properties’ existing oil and natural gas reserves. The oil and natural gas reserves of the Properties were not economical using year-end commodity prices at December 31, 2008; as a result, no proved reserves are presented at December 31, 2008. Commodity prices used in determining future cash flows for and oil and natural gas were $75.96 per barrel and $4.38 per Mcf, respectively, for 2010, and $59.57 per barrel and $3.94 per Mcf, respectively, for 2009.

The discounted future net cash flows, before consideration of federal and state income taxes (see Note 1), related to proved oil and gas reserves are as follows (in thousands):

	Year Ended December 31,
	2010	2009
Future cash inflows	$68,415	$38,854
Less related future costs:
Production costs	(37,507)	(24,365)
Development and abandonment costs	(8,320)	(8,453)
Income taxes (1)	—	—

Future net cash inflows before 10% discount	22,588	6,036
10% annual discount for estimated timing of cash flows	(1,841)	1,839

Standardized measure of discounted future net cash flows	$20,747	$7,875

(1)	Income taxes were excluded from this presentation.

Changes in Discounted Future Net Cash Flows

A summary of the changes in the discounted future net cash flows, before consideration of federal and state income taxes (see Note 1), applicable to proved oil and natural gas reserves for the Properties follows (in thousands):

	Year Ended December 31,
	2010	2009
Beginning of year	$7,875	$—
Sales and transfers of oil and gas produced, net of production costs	(10,354)	(7,200)
Changes in price, net of future production costs	14,883	—
Extensions and discoveries, net of future production and development costs	1,848	—
Changes in estimated future development costs, net of development costs incurred during the period	65	(11,030)
Revisions of quantity estimates	14,242	26,105
Accretion of discount	768	—
Changes in production rates due to timing and other	(8,580)	—

Net increase	12,872	7,875

End of year	$20,747	$7,875

MAIN PASS BLOCK 296 / 311 (Portion Acquired by EPL)

UNAUDITED INTERIM STATEMENT OF

REVENUES AND DIRECT OPERATING EXPENSES

MAIN PASS BLOCK 296 / 311 (Portion Acquired by EPL)

UNAUDITIED INTERIM STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

	Nine Months Ended September 30,
	2011	2010
Revenues	$12,828	$9,834
Direct operating expenses	2,807	2,210

Excess of revenues over direct operating expenses	$10,021	$7,624

See accompanying notes.

MAIN PASS BLOCK 296 / 311 (Portion Acquired by EPL)

NOTES TO UNAUDITED INTERIM STATEMENT OF

REVENUES AND DIRECT OPERATING EXPENSES

NOTE 1—BASIS OF PRESENTATION

On November 17, 2011 Energy Partners, Ltd., (“EPL”) acquired, from Stone Energy Offshore, L.L.C. (“Stone”), a subsidiary of Stone Energy Corporation, an asset package consisting of certain offshore oil and gas properties located in the Gulf of Mexico (the “Properties”) as defined in the Purchase and Sale Agreement dated as of October 28, 2011, between EPL and Stone for approximately $38.6 million, subject to customary closing adjustments, with an effective date of November 1, 2011. The accompanying statements of revenues and direct operating expenses (the “Statements”) relate to the operations of the oil and gas properties acquired by EPL.

The unaudited statements of revenues and direct operating expenses associated with the Properties were derived from Stone’s accounting records. During the periods presented, the Properties were not accounted for or operated as a consolidated entity or as a separate division by Stone. The unaudited revenues and direct operating expenses for the Properties included in the accompanying statements represent the net collective working and revenue interests to be acquired by EPL. The unaudited revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which were acquired and do not represent all of the oil and natural gas operations of Stone, other owners, or other third party working interest owners. Direct operating expenses include lease operating expenses, major maintenance costs and production taxes. Indirect general and administrative expenses, depreciation, depletion and amortization of oil and gas properties and federal and state income taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of such expenses would be arbitrary and would not be indicative of what such costs would have been had the Properties been operated as a stand alone entity. Stone accounted for the Properties under the full cost method of accounting for oil and gas activities. Accordingly, exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements, including statements of financial position, results of operations, owners’ equity and cash flows, prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Properties and are not practicable to prepare in these circumstances. Accordingly, the unaudited historical statements of revenues and direct operating expenses of the Properties are presented in lieu of the financial statements required under Rule 3-05 of the U.S. Securities and Exchange Commission (“SEC”) Regulation S-X. The unaudited statements of revenues and direct operating expenses presented are not indicative of the results of operations of the Properties on a go forward basis due to changes in the business and the omission of various operating expenses as described above.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition: Revenues in the Statements reflect the entitlement method of accounting for oil and natural gas revenue, recognizing as revenues only the net interest share of all production sold. Amounts attributable to the sale of production in excess of or less than the Properties net interest are excluded from revenues.

Use of Estimates: The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results may differ from those estimates.